EXHIBIT 99.2


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REVOCABLE PROXY

                          WEBSTER FINANCIAL CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Webster Financial Corporation ("Webster") hereby appoints Walter Griffin and J. Gregory Hickey, or either of them, with full power of substitution in each, as proxies to cast all votes that the undersigned stockholder is entitled to cast at the special meeting of stockholders (the "Webster Special Meeting") to be held at 2:00 p.m., local time, on April 2, 1998, at the Sheraton Four Points Hotel, 3580 East Main Street, Waterbury, Connecticut 06705, and at any adjournments or postponements thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 26, 1997, BY AND BETWEEN WEBSTER AND EAGLE FINANCIAL CORP. (THE "MERGER AGREEMENT"), AND THE MERGER PROVIDED FOR THEREIN, (2) TO APPROVE AND ADOPT THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF WEBSTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF WEBSTER COMMON STOCK FROM 30 MILLION TO 50 MILLION AND (3) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF WEBSTER AS TO ANY OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Webster either a written notice of revocation of the proxy or a duly executed proxy bearing a later date, or by attending the Webster Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of Webster's Notice of Special Meeting and the Joint Proxy Statement/Prospectus.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)
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                           (CONTINUED FROM OTHER SIDE)

[x] Please mark your vote as in this example.

Proposal 1:     To approve and adopt the Agreement and Plan of Merger,  dated as
                of  October  26,  1997,   by  and  between   Webster   Financial
                Corporation and Eagle Financial Corp. (the "Merger Agreement"), and the merger provided for therein.

                         [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

Proposal 2:     To approve and adopt the  amendment to the Restated  Certificate of Incorporation of Webster Financial Corporation to increase the number of authorized shares of Webster Financial Corporation common stock from 30 million to 50 million. Approval of such amendment is not a condition to the obligation of Webster
                Financial Corporation or of Eagle Financial Corp to consummate the transactions contemplated by the Merger Agreement.

                         [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

Other Matters:  The proxies are  authorized to vote upon such other  business as may properly come before the Webster Special Meeting, or any adjournments or postponements thereof, in accordance with the determination of a majority of Webster's Board of Directors.

                     Date:
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                        Signature(s) of Stockholder or Authorized Representative

                     Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

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